UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2012

Omni Ventures, Inc.
(Exact name of registrant as specified in its charter)

Kansas
(State or Other Jurisdiction of Incorporation)

333-156263	26-3404322
(Commission File Number)	(IRS Employer Identification No.)

10940 Parallel Parkway, Suite K-257, Kansas City, KS	66109
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-0823
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Director and Officer.  On December 31, 2012, Bruce Harmon resigned as chief financial officer, interim chief executive officer, and director of the Company.  Mr. Harmon, a business consultant, will focus on his other clients.

Appointment of Director and Officer. On December 31, 2012, Christian Wicks, an industry professional, was appointed as director by consent of a majority of the shareholders of the Company.  The board of directors then appointed Mr. Wicks as chief executive officer.

Christian Wicks has served as a consultant to the Company and previously as our interim president and director, and our president of the Apparel Division of PRVCY, all since June 2011.  Mr. Wicks served as president (July 2006 through June 2011) vice president of sales (October 2000 through July 2006) of Defiance USA, Inc. (produced the following lines: English Laundry, Fender Clothing, John Lennon Collection, Jimi Hendrix Collection, and The Scott Weiland Collection).

Item 9.01. Financial Statements and Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMNI VENTURES, INC.

Date: January 3, 2013	By:	/s/ Christian Wicks
Christian Wicks
Chief Executive Officer

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